EXHIBIT 10.4



                              THE JUDGE GROUP, INC.
                           1996 INCENTIVE STOCK OPTION
                                       AND
                         NON-QUALIFIED STOCK OPTION PLAN
                                       FOR
                    KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS


                                   DRAFTED BY
                             DRINKER BIDDLE & REATH
                       PHILADELPHIA NATIONAL BANK BUILDING
                              1345 CHESTNUT STREET
                           PHILADELPHIA, PA 19107-3496


                                 SEPTEMBER 1996












(C) DRINKER BIDDLE & REATH 1996

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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION 1 - Purpose and Definitions........................................  1

SECTION 2 - Administration.................................................  2

SECTION 3 - Eligibility....................................................  4

SECTION 4 - Stock..........................................................  4

SECTION 5 - Granting of Options............................................  5

SECTION 6 - Annual Limit...................................................  5

SECTION 7 - Options for Non-Employee Directors.............................  5

SECTION 8 - Terms and Conditions of Options................................  9

SECTION 9 - Option Agreements - Other Provisions........................... 15

SECTION 10 - Capital Adjustments........................................... 16

SECTION 11 - Amendment or Discontinuance of the Plan....................... 17

SECTION 12 - Termination of Plan........................................... 18

SECTION 13 - Shareholder Approval.......................................... 18

SECTION 14 - Miscellaneous................................................. 19

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                              THE JUDGE GROUP, INC.
                         1996 INCENTIVE STOCK OPTION AND
                         NON-QUALIFIED STOCK OPTION PLAN
                                       FOR
                    KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS


                       SECTION 1 - Purpose and Definitions

         (a) Purpose. This, THE JUDGE GROUP, INC. 1996 INCENTIVE STOCK OPTION AND NON-QUALIFIED STOCK OPTION PLAN ("Plan"), is intended to provide a means whereby THE JUDGE GROUP, INC. ("Company") may, through the grant of incentive stock options and non-qualified stock options (collectively, "Options") to purchase common stock of the Company ("Common Stock") to officers and other key employees ("Key Employees"), attract and retain such Key Employees and motivate such Key Employees to exercise their best efforts on behalf of the Company and of any related corporation ("Related Corporation"). Moreover, the Company may, through the grant of non-qualified stock options to non-employee directors ("Non-Employee Directors") under a formula, attract and retain Non-employee Directors and motivate such Non-Employee Directors to exercise their best efforts on behalf of the Company and any Related Corporation.

         (b) Definitions.

             (1) Related Corporation. The term "Related Corporation" shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), or the corporate parent of the Company, as defined in section 424(e) of the Code.

             (2) Incentive Stock Option. The term "Incentive Stock Option" ("ISO") shall mean an option which, at the time such option is granted under the Plan, qualifies as an ISO within the meaning of section 422 of the Code and is designated as an ISO in the Option Agreement (as hereinafter defined).


(C) Drinker Biddle & Reath 1996

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             (3) Non-Qualified Stock Option. The term "Non-Qualified Stock
         Option" ("NQSO") shall mean an option which, at the time such option is granted, does not qualify as an ISO, and is designated as an NQSO in the Option Agreement.

             (4) Non-Employee Director. The term "Non-Employee Director" shall mean a director who:

                 (A) Is not currently an officer (as defined in 17 CFR
             240.16a-1(f)) of, or otherwise currently employed by, the Company or a parent or subsidiary of the Company within the meaning of 17 CFR 240.16b-3(b)(3),

                 (B) Does not receive compensation, either directly or
             indirectly, from the Company or a parent or subsidiary of the Company within the meaning of 17 CFR 240.16b-3(b)(3) for services rendered as a consultant or in any other capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required under 17 CFR 229.404(a),

                 (C) Does not possess an interest in any other transaction for which disclosure would be required pursuant to 17 CFR 229.404(a), and

                 (D) Is not engaged in a business relationship for which
             disclosure would be required pursuant to 17 CFR 229.404(b).

             Notwithstanding Sections 1(b)(2) and (3) if the option is not designated in the Option Agreement as an ISO or NQSO, the option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO.

                           SECTION 2 - Administration

         (a) General. The Plan shall be administered by the Company's Stock Option Committee ("Committee"), which shall consist of not less than two (2) directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

         The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted ISOs and/or NQSOs under the

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Plan, to grant Options on behalf of the Company and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. Notwithstanding the foregoing, if the Committee does not consist solely of two (2) or more Non-Employee Directors, each Option granted (other than grants to Non-Employee Directors under Article
7) must be approved by the full Board.

         (b) Outside Director Requirement. In the event the Company becomes a publicly held corporation, the Committee shall consist of two or more members each of whom shall be an "outside director" within the meaning of Treas. Reg. ss. 1.162-27(e)(3) or any successor thereto no later than the earliest of the following dates:

             (1) The expiration date of the Plan;

             (2) The material modification of the Plan within the meaning of Treas. Reg. ss. 1.162-27(h)(1)(iii);

             (3) The issuance of all employer stock and compensation that has been allocated under the Plan; or

             (4) The first meeting of shareholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs, or, in the case of a privately held corporation that becomes publicly held without an initial public offering, the first calendar year following the calendar year in which the Company becomes publicly held.

         Notwithstanding the foregoing provisions of this Section 2(b), the delayed effective date for the requirement that the Committee consist solely of two or more outside directors shall not apply if the prospectus accompanying the initial public offering does not disclose information concerning the Plan that satisfied all applicable securities laws then in effect. Moreover, the delayed

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effective date does not apply if the Company is a member of an affiliated service group that includes a publicly held corporation.

         (c) Formula Plan for Non-Employee Directors. Notwithstanding the foregoing, the terms and conditions of grants of NQSOs to Non-Employee Directors are intended to be fixed in advance. Consequently, the grants of NQSOs to Non-Employee Directors shall be as set forth in Article 7 and neither the Committee nor the Board shall have any discretionary authority with respect thereto.

         (d) Liability of Board or Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                             SECTION 3 - Eligibility

         The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees (including any directors who also are officers or are other key employees of the Company and/or of a Related Corporation). More than one Option may be granted to a Key Employee under the Plan. Non-Employee Directors shall be eligible to receive NQSOs (but not ISOs) pursuant to Section 7.

                                SECTION 4 - Stock

         Options may be granted under the Plan to purchase up to a maximum of one million five hundred thousand (1,500,000) shares of the Company's Common Stock, par value $.01 per share, subject to adjustment as hereinafter provided, provided, however, that no Key Employee shall receive Options for more than 50,000 shares of the Company's Common Stock over any one (1) year period. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

         If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Key Employee's or Non-Employee Director's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option, provided, however, that:

         (a) If an Option is cancelled, the cancelled Option is counted against the maximum number of shares for which Options may be granted to a Key Employee, and

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         (b) If the Option price is reduced after the date of grant, the transaction is treated as a cancellation of an Option and the grant of a new Option for purposes of counting the maximum number of shares for which Options may be granted to a Key Employee.

                         SECTION 5 - Granting of Options

         From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. The granting of an Option under the Plan shall not be deemed either to entitle the Key Employee to, or to disqualify the Key Employee from, any participation in any other grant of Options under the Plan. In making any determination as to whether a Key Employee shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Employee, his or her present and potential contributions to the success of the Company or a Related Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

                            SECTION 6 - Annual Limit

         (a) ISOs. The aggregate fair market value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company or a Related Corporation) shall not exceed one hundred thousand dollars ($100,000).

         (b) NQSOs. The annual limit set forth above for ISOs shall not apply to NQSOs.

                 SECTION 7 - Options for Non-Employee Directors

         (a) Granting of Options to Non-Employee Directors. Effective with the date of the Company's "Initial Public Offering" ("IPO") and with each annual shareholders' meeting of the Company following the IPO at which directors of the Company are elected, each elected or re-elected Non-Employee Director shall be granted an NQSO to purchase 2,500 Common Shares. In each case described above, the NQSO shall be granted as of the first business day immediately following the Non-Employee Director's election or subsequent re-election(s) to the Board, as applicable, with the first such grant date occurring on the date of the IPO.

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         (b) Terms and Conditions of Options. Options granted to Non-Employee
Directors shall expressly specify that they are NQSOs. In addition, such Options shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan:

             (1) Number of Shares. A statement of the number of Common Shares to which the Option pertains.

             (2) Price. A statement of the Option exercise price, which shall be 100% of the Fair Market Value of the optioned Common Shares on the date the Option is granted.

             (3) Term. Subject to earlier termination as provided in Section 7(B)(5), (6) and (7) below, the term of each Option granted under this
         Section 7 shall be 10 years from the date of grant.

             (4) Exercise. Options granted under this Section 7 shall be exercisable in three equal annual installments commencing with the first anniversary of the grant date, but only if the Non-Employee Director has attended at least seventy-five (75) percent of the Board meetings during the twelve (12) month period immediately preceding the date the annual installment first becomes exercisable. In the event the Non-Employee Director fails to attend at least seventy-five (75) percent of the Board meetings during the twelve (12) month period immediately preceding the date the annual installment first becomes exercisable, the Options otherwise exercisable in that installment shall not be exercisable but shall be cancelled and shall be available for other grants under the Plan. Notwithstanding the foregoing, the first annual installment of Options granted on the date of the IPO shall be exercisable as of the later of 12 months from the date of grant or 6 months after the date the Plan is approved by the shareholders of the Company in accordance with Section 13. Any Common Shares the right to the purchase of which accrued under an Option may be purchased at any time up to the expiration or termination of the option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment in full of the aggregate option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon the exercise of an Option granted hereunder shall be forfeited.

             The Option price shall be payable:

                                       -6-

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                 (A) In cash or its equivalent; or

                 (B) Unless in the opinion of counsel to the Company to do so may result in a possible violation of law, in whole or in part through the transfer of Common Shares previously acquired by the Non-Employee Director, provided the Common Shares so transferred have been held by the Non-Employee Director for more than 12 months on the date of exercise.

             In the event such Option exercise price is paid, in whole or in part, with Common Shares, the portion of the Option exercise price so paid shall equal the Fair Market Value on the date of exercise of the Option of the Common shares surrendered in payment of such Option exercise price.

             (5) Expiration of Term or Removal as Director. If a Non-Employee Director's service as a director of the Company terminates prior to the expiration date fixed for his or her Option under this Section 7 for any reason (such as, without limitation, failure to be re-elected by the Company's shareholders) other than by disability or death, such Option may be exercised, to the extent of the number of Common Shares with respect to which he or she could have exercised it on the date of such termination, by the Non-Employee Director at any time prior to the earlier of:

                 (A) The expiration date specified in such Option; or

                 (B) Three months after the date of such termination of service as a director.

             (6) Exercise upon Disability of Non-Employee Director. If a Non-Employee Director shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her term as a director of the Company and, prior to the expiration date fixed for his or her Option, his or her term as a director is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of Common Shares with respect to which the Non-Employee Director could have exercised it on the date of such termination, by the Non-Employee Director at any time prior to the earlier of:

                 (A) The expiration date of such Option; or

                 (B) One year after the date of such termination of service as a director.

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             In the event of the Non-Employee Director's legal disability, such
         Option may be so exercised by his or her legal representative.

             (7) Exercise upon Death of Non-Employee Director.
         If a Non-Employee Director shall die during his or her term as a director of the Company and prior to the expiration date fixed for his or her Option, or if a Non-Employee Director whose term as a director has been terminated for any reason shall die following his or her termination as a director, but prior to the earlier of:

                 (A) The expiration date fixed for his or her Option; or

                 (B) The expiration of the period determined under Section
             7(b)(5) and (6) above;

         such Option may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of his or her death, by the Non-Employee Director's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Non-Employee Director, at any time prior to the earlier of:

                 (i) The expiration date specified in such Option (which may be the expiration date determined under Section 7(b)(5) and (6) above); or

                 (ii) One year after the date of death.

             (8) Rights as a Shareholder. A Non-Employee Director shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

         (c) Option Agreements. Options granted under this Section 7 shall be evidenced by Option Agreements which shall contain such provisions, not inconsistent with the provisions of the Plan, as the Committee shall deem advisable. Each Non-Employee Director shall enter into, and be bound by, the terms of the Option Agreement.

         (d) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or

                                       -8-

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desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company or by the Non-Employee Director should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Non-Employee Director or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                   SECTION 8 - Terms and Conditions of Options

         The Options granted pursuant to the Plan shall expressly specify whether they are ISOs or NQSOs; however, if the Option is not designated in the Option Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. In addition, the Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of section 422(b) of the Code, as the Committee shall deem desirable:

         (a) Number of Shares. A statement of the number of shares to which the Option pertains.

         (b) Price. A statement of the Option price which shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of one hundred percent (100%) (one hundred ten percent (110%) in the case of more than ten percent (10%) shareholders as discussed in (j) below) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the ISO is granted and, in the case of an NQSO, shall not be less than the higher of one hundred percent (100%) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the NQSO is granted.

         The fair market value of the optioned shares of Common Stock shall be arrived at by a good faith determination of the Committee and shall be:

             (1) The mean between the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant;

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             (2) The weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant;

             (3) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

             (4) Such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee. Where the fair market value of the optioned shares of Common Stock is determined under (2) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation date), in accordance with Treas. Reg. ss. 20.2031-2(b)(1).

         (c) Term.

             (1) ISOs. Subject to earlier termination as provided in Subsections
         (e), (f) and (g) below and in Section 10 hereof, the term of each ISO shall be not more than ten (10) years (five (5) years in the case of more than ten percent (10%) shareholders as discussed in (j) below) from the date of grant.

             (2) NQSOs. Subject to earlier termination as provided in Subsections (e), (f) and (g) below and in Section 10 hereof, the term of each NQSO shall be not more than ten (10) years from the date of grant.

         (d) Exercise.

             (1) General. Options shall be exercisable in such installments and on such dates, not less than six (6) months from the date of grant, as the Committee may specify, provided that:

                 (A) In the case of new Options granted to a Key Employee in replacement for options (whether granted under the Plan or otherwise) held by the Key Employee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were

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             exercisable, but not earlier than six (6) months from the date of grant of the new Options; and

                 (B) The Committee may accelerate the exercise date of any
             outstanding Options (including, without limitation, the six (6) month exercise date referred to in (A) above), in its discretion, if it deems such acceleration to be desirable.

             Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

             (2) Manner of Payment. The Option price shall be payable:

                 (A) In cash or its equivalent;

                 (B) If the Committee, in its discretion, so provides in the
             Option Agreement (as hereinafter defined) or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, in whole or in part, in Company Common Stock previously acquired by the Key Employee, provided that if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price of an ISO, such shares have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such shares of Common Stock were acquired through exercise of an NQSO or of an option under a similar plan or through exercise of an ISO and are used to pay the Option price of an NQSO, such shares have been held by the Key Employee for a period of more than six months on the date of exercise;

                 (C) If the Committee, in its discretion, so provides in the
             Option Agreement or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, in whole or in part, in Company Common Stock newly acquired by the Optionee upon exercise of such Option

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             (which shall constitute a disqualifying disposition in the case of an Option which is an ISO);

                 (D) If the Committee, in its discretion, so provides in the
             Option Agreement or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, in any combination of (A), (B) and (C) above; or

                 (E) If the Committee, in its discretion, so provides in the
             Option Agreement or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, by permitting the Key Employee to deliver a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.

             In the event such Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the "fair market value" on the date of exercise of the Option, as such "fair market value" is determined in Subsection (b), above, of the Common Stock surrendered in payment of such Option price.

         (e) Termination of Employment. If a Key Employee's employment by the Company (and Related Corporations) is terminated by either party prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of:

             (1) The expiration date specified in such Option; or

             (2) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 10 hereof, such accelerated termination date shall not be earlier than the date of the Key Employee's termination of employment, and in the case of ISOs, such termination date shall not be later than three (3) months after the date of such termination of employment.

         (f) Exercise upon Disability of Key Employee. If a Key Employee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her employment and, prior to the expiration date fixed for his or her Option, his or her employment is terminated as a consequence of such

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disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of:

             (1) The expiration date specified in such Option; or

             (2) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 10 hereof, such accelerated termination date shall not be earlier than the date of the Key Employee's termination of employment by reason of disability, and in the case of ISOs, such date shall not be later than one (1) year after the date of such termination of employment. In the event of the Key Employee's legal disability, such Option may be so exercised by the Key Employee's legal representative.

         (g) Exercise upon Death of Key Employee. If a Key Employee shall die during his or her employment, and prior to the expiration date fixed for his or her Option, or if a Key Employee whose employment is terminated for any reason, shall die following his or her termination of employment but prior to the earliest of:

             (1) The expiration date fixed for his or her Option;

             (2) The expiration of the period determined under Subsections (e) and (f) above; or

             (3) In the case of an ISO, three (3) months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Key Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Employee, at any time prior to the earlier of:

                 (A) The expiration date specified in such Option; or

                 (B) An accelerated termination date determined by the
             Committee, in its discretion except that, subject to Section 10 hereof, such accelerated termination date shall not be earlier than one (1) year, nor later than three (3) years after the date of death.

         (h) Non-Transferability.

             (1) ISOs. No ISO shall be assignable or transferable by the Key Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Key Employee, the ISO shall be exercisable only by him or by his or her guardian or legal representative. If the Key Employee is married at the time of exercise and if the Key Employee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

             (2) NQSOs. Except as otherwise provided in any Option Agreement (as defined in Section 9), no NQSO shall be assignable or transferable by the Key Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Key Employee, the NQSO shall be exercisable only by him or by his or her guardian or legal representative. If the Key Employee is married at the time of exercise and if the Key Employee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

         (i) Rights as a Shareholder. A Key Employee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

         (j) Ten Percent Shareholder. If the Key Employee owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to such Key Employee, the Option price for the ISO shall be not less than one hundred ten percent (110%) of the fair market value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five (5) years from the date the ISO is granted. The conditions set forth in this Subsection (j) shall not apply to NQSOs.

         (k) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company or by the

Key Employee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

         (l) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

         If the exercise of any Option is subject to the withholding requirements of applicable federal, state and/or local tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Key Employee to satisfy the minimum required federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date of exercise of the Option (or if later, the date on which the Optionee recognizes ordinary income with respect to such exercise) (the "Determination Date"). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Committee may not withhold shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirement, such shares of Common Stock must have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date, or if such shares of Common Stock were acquired through exercise of an NQSO or of an option under a similar plan, such option was granted to the Key Employee at least six
(6) months prior to the Determination Date.

                SECTION 9 - Option Agreements - Other Provisions

         Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with section 422(b) of the Code or the provisions of the

Plan for ISOs granted pursuant to the Plan, as the Committee shall deem advisable, and which Option Agreements shall specify whether the Option is an ISO or NQSO; provided, however, if the Option is not designated in the Option Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. Each Key Employee shall enter into, and be bound by, such Option Agreement.

                        SECTION 10 - Capital Adjustments

         The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which options may be granted during a specified period to any Key Employee under the Plan, both as stated in Section 4 hereof, the number of shares with respect to which NQSOs are granted to Non-Employee Directors under Section 7(a), and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code and as permitted under Rule 16b-3, be adjusted, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

         In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee holding an Option to be terminated not less than seven (7) days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 8(d) hereof the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

         Notwithstanding the foregoing, in the event of a corporate transaction (as described above) in which holders of Common Shares are to receive cash, securities or other property, and provision is not made for the continuance and assumption of NQSOs granted to Non-Employee Directors, all such outstanding NQSOs shall terminate as of the last business day immediately preceding the closing date of such corporate transaction and the Company shall pay to each Non-Employee Director an amount in cash with respect to each share to which a terminated NQSO pertains equal to the difference between the Option exercise price and the value of the consideration to be received by the holders of Common shares in connection with such transaction.

         The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code.

              SECTION 11 - Amendment or Discontinuance of the Plan

         (a) General. The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, except that the following amendments shall require shareholder approval (given in the manner set forth in Section 11(b) below):

             (1) With respect to Options which are ISOs, any amendment which would:

                 (A) Change the class of employees eligible to participate in the Plan;

                 (B) Except as permitted under Section 10 hereof, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; or

                 (C) Extend the duration of the Plan under Section 12 hereof with respect to any ISOs granted hereunder; and

             (2) With respect to Options, any amendment which would require shareholder approval pursuant to Treas. Reg. ss. 1.162-27(e)(4)(vi) or any successor thereto.

         Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

         (b) Shareholder Approval Requirements. Shareholder approval must meet the following requirements:

             (1) The approval of shareholders must be by a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the Commonwealth of Pennsylvania; and

             (2) The approval of shareholders must comply with all applicable provisions of the corporate charter, bylaws, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected:

                 (A) By a method and in a degree that would be treated as
             adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting); or

                 (B) By a majority of the votes cast at a duly held
             shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan.

             (3) Amendments Affecting Non-Employee Directors. Notwithstanding the foregoing, no amendment to any provision of the Plan that would affect (1) the amount and price of shares subject to Options to be awarded to Non-Employee Directors, (2) the timing of such awards to Non-Employee Directors, or (3) the formula, if any, that determines the amount, price, and timing of Option awards to Non-Employee Directors, shall be made more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules promulgated thereunder.

                        SECTION 12 - Termination of Plan

         Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on September 3, 2006, which date is within ten (10) years after the date the Plan was adopted by the Board (or the date the Plan was approved by the shareholders of the Company, whichever is earlier), and no Options hereunder shall be granted thereafter. Nothing contained in this Section 12, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on September 3, 2006, which by their terms extend beyond such date.

                        SECTION 13 - Shareholder Approval

         This Plan shall become effective on September 4, 1996 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders in the manner described in Section 11(b), within twelve (12) months before or after the date adopted by the Board, the Plan and all Options granted hereunder shall be null and void.

                           SECTION 14 - Miscellaneous

         (a) Governing Law. With respect to any ISOs granted pursuant to the Plan and the Option Agreements thereunder, the Plan, such Option Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Key Employees and Non-Employee Directors under, the Plan, the Option Agreements and any Options granted thereunder shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

         (b) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement.

         Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with a Key Employee, the Company shall have the right, in its discretion, to retire a Key Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

         (c) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.

         (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

         (e) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Key Employee or Non-Employee Director to exercise such Option.

         IN WITNESS WHEREOF, THE JUDGE GROUP, INC. has caused these presents to be duly executed, under seal, this 23rd day of September, 1996.

ATTEST:                                     THE JUDGE GROUP, INC.
[SEAL]


/s/ Katharine A. Wiercinski                 By: /s/ Martin E. Judge, Jr.
----------------------------------             ---------------------------------
Katharine A. Wiercinski, Secretary          Martin E. Judge, Jr., Chairman and
                                            Chief Executive Officer